SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X ]  Preliminary Information Statement

[  ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5((d)(2))

[  ]  Definitive Information Statement

                             ELEGANT ILLUSIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)  Title of each class of securities to which transaction applies: ______

      2)  Aggregate number of securities to which transaction applies: _________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________

      4)  Proposed maximum aggregate value of transaction: _____________________

      5)  Total fee paid: ___________________

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of  the fee is offset as  provided by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: _______________
      (2)  Form, Schedule or Registration Statement No.: _______________
      (3)  Filing Party: _______________
      (4)  Date Filed: _______________

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                                                                PRELIMINARY COPY
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                            ELEGANT ILLUSIONS, INC.
                              542 Lighthouse Ave.
                                    Suite 5
                            Pacific Grove, CA 93950

                      NOTICE OF ACTION BY WRITTEN CONSENT


To the Stockholders of Elegant Illusions, Inc.:

        Notice is hereby given that James Cardinal, Gavin Gear and Tamara Gear, as the collective holders of approximately 75% of the issued and outstanding Common Stock, par value $0.001 per share (the "Common Stock"), of Elegant Illusions, Inc., a Delaware corporation (the "Company"), have approved and adopted, by written consent in lieu of a meeting of stockholders, a proposal (the "Charter Amendment") to amend the Company's Certificate of Incorporation to reverse split the outstanding shares of the Company's Common Stock on a one-for-six basis, so that every six issued and outstanding shares of Common Stock, before the split, shall represent one share of Common Stock after the split, effective December 26, 1997. As a result of the split, the Company's 17,434,338 shares of Common Stock currently outstanding shall become approximately 2,905,723 shares of Common Stock. All fractional shares resulting from the split will be rounded up to the next whole share.

        The Board of Directors of the Company has approved the Charter Amendment. The record date for the determination of stockholders of the Company entitled to receive this Notice of Action by Written Consent and the accompanying Information Statement and the determination of the number of shares of Common Stock necessary to approve the Charter Amendment has been fixed as of the close of business on November 14, 1997.

        NO STOCKHOLDERS' MEETING WILL BE HELD TO VOTE ON OR DISCUSS THE PROPOSAL. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                By Order of the Board of Directors


                         By: /s/Tamara Gear
                                ---------------------------------
                                Tamara Gear, Secretary

December 5, 1997

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                                                                PRELIMINARY COPY
                                                                ----------------

                            ELEGANT ILLUSIONS, INC.
                              542 Lighthouse Ave.
                                    Suite 5
                            Pacific Grove, CA 93950


                             INFORMATION STATEMENT


                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

  Approximate Date of Mailing of this Information Statement: December 5, 1997.


                                  INTRODUCTION

        This Information Statement is being furnished by the Board of Directors of Elegant Illusions, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment (the
"Charter Amendment") to the Company's Certificate of Incorporation (the "Certificate of Incorporation"), by the written consent of the holders of a majority of the Company's outstanding Common Stock, par value $0.001 per share (the "Common Stock").

        James Cardinal, Gavin Gear and Tamara Gear (collectively referred to herein as the "Stockholders"), collectively hold approximately 75% of the issued and outstanding Common Stock. By written consent, the Stockholders have approved and adopted the Charter Amendment to amend the Certificate of Incorporation to reverse split the outstanding shares of the Company's Common Stock on a one-for-six basis, so that every six issued and outstanding shares of Common Stock, before the split, shall represent one share of Common Stock after the split, effective December 26, 1997. As a result of the split, the Company's 17,434,338 shares of Common Stock currently outstanding shall become approximately 2,905,723 shares of Common Stock. All fractional shares resulting from the split will be rounded up to the next whole share.

        The Board of Directors has unanimously approved the Charter Amendment. Approval of the Charter Amendment requires the vote of stockholders who own a majority of the Company's Common Stock. There are no other classes of Company stock. The Company has received written consents to the Charter Amendment from the Stockholders, who collectively hold approximately 75% of the Company's outstanding Common Stock, which consents are dated November 13, 1997 with an effective date for the reverse split of December 26, 1997.

        Only stockholders of record of the Company's 17,434,338 shares of Common Stock outstanding at the close of business on November 14, 1997 (the "Record Date") are entitled to receive this Information Statement and Notice of Action by Written Consent.

        The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

        The holders of Common Stock have no dissenters' rights or preemptive rights in connection with the Charter Amendment or the resulting reverse stock split.

        THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION HAS BEEN APPROVED BY STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY.

        The date of this Information Statement is December 5, 1997.


                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

        The Stockholders and the Board of Directors of the Company have approved the Charter Amendment to facilitate the listing of the Company's Common Stock on the American Stock Exchange (Athe AAMEX@). The Charter Amendment will effect a reverse split the outstanding shares of the Company's Common Stock on a one-for-six basis, so that every six issued and outstanding shares of Common Stock, before the split, shall represent one share of Common Stock after the split. As a result of the split, the Company's 17,434,338 shares of Common Stock currently outstanding shall become approximately 2,905,723 shares of Common Stock. All fractional shares resulting from the split will be rounded up to the next whole share. The Board of Directors retains the right to: (i) reduce the ratio of the reverse split to as low as one-for-three if, in the Board's judgment, such an adjustment still would lead to a market price of at least $3.00 per share; or (ii) not proceed with any reverse split if, in the Board's judgment, the Company's Common Stock will not be accepted for listing on the AMEX.

        The Charter Amendment will become effective upon (i) December 26, 1997: or (ii) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, which ever occurs later. See the form of Certificate of Amendment appended hereto as APPENDIX "A."

              REASONS FOR CHARTER AMENDMENT; PROPOSED TRANSACTIONS

        The Stockholders and the Board of Directors of the Company have approved the Charter Amendment to facilitate the listing of the Company's Common Stock on the AMEX. Currently, the Company's Common Stock is traded on the NASDAQ SmallCap Market. Management believes that switching from the NASDAQ SmallCap market to the AMEX will increase the Company's visibility in the investment community and enhance shareholder value because of the market quality of the AMEX's auction market, the high degree of services available from and the visibility programs provided by the AMEX. To meet the AMEX listing requirements, the Common Stock must have a market price of at least $3.00 per share. During the quarter ended September 30, 1997, the bid price for the Common Stock remained below $1.00. The bid price has been as low as $.56 per share. Management believes but cannot assure that, by reverse splitting the outstanding shares of Common Stock on a six-for-one basis, the bid price for the Common Stock will exceed $3.00 per share. The Board of Directors retains the right to: (i) reduce the ratio of the reverse split to as low as one-for-three if, in the Board's judgment, such an adjustment still would lead to a market price of at least $3.00 per share; or
(ii) not proceed with any reverse split if, in the Board's judgment, the Company's Common Stock will not be accepted for listing on the AMEX.

        Current stockholders of the Company have no dissenters' rights or preemptive rights in connection with the reverse split of the outstanding Common Stock.


                    CERTAIN EFFECTS OF THE CHARTER AMENDMENT
                         AND THE PROPOSED REVERSE SPLIT

        Stockholders will not realize any dilution in their percentage of ownership of the Company or their voting rights as a result of the Charter Amendment and reverse split. The reverse split may, however, affect the market value of the Common Stock. No assurance can be given that the market value of the Common Stock will increase in inverse proportion to the ratio of the reverse split.

        As a result of the reverse split, 27,094,277 shares will be authorized but unissued. The Board of Directors has total discretion in the issuance of any shares of Common Stock which may be issued in the future. The Board of Directors could issue shares of Common Stock to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. All issuances of additional shares will dilute current stockholders' percentage of ownership of the Company and voting rights.


                 MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S
                   COMMON STOCK AND OTHER STOCKHOLDER MATTERS

        The principal U.S. market in which the Company's Common Stock ($.001 par value, all of which are one class) is traded is in the over-the-counter market (NASDAQ SmallCap Symbol: "EILL"). The Company's Common Stock was listed for trading on the NASDAQ Smallcap Market on August 16, 1996. Prior thereto, it traded in the over-the-counter market (Bulletin Board Symbol: "EILL").

        The following tables set forth the range of high and low bid prices for the Company's Common Stock on a quarterly basis for the past two fiscal years and the first three quarters of fiscal 1997 as reported by the National Quotation Bureau (which reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions). As of November 17, 1997, the closing bid for the Company's Common Stock was $0.59 per share.

                                  COMMON STOCK
                                  ------------

                                                    Bid Prices
                                                    ----------
                                                High            Low
                                                ----            ---

Fiscal Year 1997

First Quarter ending March 31, 1997             2.875           1.25
Second Quarter ending June 30, 1997             1.6875          0.6875
Third Quarter ending September 30, 1997         1.1875          0.6525

Fiscal Year 1996

First Quarter ending March 31, 1996             3               2
Second Quarter ending June 30, 1996             3.125           3
July 1, 1996 - August 15, 1996                  3.125           2.75
August 16, 1996 - September 30, 1996            3.1875          3
Fourth Quarter ending December 31, 1996         3.25            1.625

Fiscal Year 1995

First Quarter ending March 31, 1995             2               1
Second Quarter ending June 30, 1995             2               3/4
Third Quarter ending September 30, 1995         2               1
Fourth Quarter ending December 31, 1995         2               1


        There were approximately 77 holders of record of the Company's Common Stock as of November 14, 1997, the record date, inclusive of those brokerage firms and/or clearing houses holding the Company's securities for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

        The Company has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of Common Stock as of the date of this Information Statement by: (i) each of the Company's directors and executive officers; (ii) each person who is known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock; and (iii) all of the Company's directors and executive officers as a group:


Name and Address                   Amount of Record
of Beneficial                        and Beneficial          Percent of
    Owner                             Ownership(1)             Class
----------------                   ----------------          ----------

James C. Cardinal                      6,380,000               36.6%
542 Lighthouse Ave., Suite 5
Pacific Grove, CA  93950

Gavin M. Gear                          3,343,430 (2)           19.2%
542 Lighthouse Ave., Suite 5
Pacific Grove, CA  93950

Tamara Gear                            3,319,930 (2)           19.0%
542 Lighthouse Ave., Suite 5
Pacific Grove, CA  93950

All Officers and
Directors as a Group
  (3 Persons)                         13,043,360               74.8%


(1)     Prior to anticipated reverse split.

(2) Gavin and Tamara Gear are husband and wife. The shares listed for Gavin Gear do not include the shares owned by Tamara Gear and the shares listed for Tamara Gear do not include the shares owned by Gavin Gear.

                                  APPENDIX "A"

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ELEGANT ILLUSIONS, INC.


                            Under Section 242 of the
                    Corporation Law of the State of Delaware
                    ----------------------------------------


        James Cardinal and Tamara Gear, respectively, the Chief Executive Officer and the Secretary of ELEGANT ILLUSIONS, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

FIRST:       That  the  Board  of  Directors  of  said corporation,  by  written consent filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

        "1. The Certificate of Incorporation is hereby amended to effect a reverse split of the Company's outstanding Common Stock in the ratio of one share for every six shares outstanding. The Company currently has authorized 30,000,000 shares of Common Stock with a par value of $.001 per share, of which 17,434,338 shares of Common Stock are issued and outstanding, and 12,565,662 shares are unissued. Under the new structure, the Company will have 30,000,000 shares of Common Stock, par value $.001, authorized, of which approximately 2,905,723 shares will be issued and outstanding and 27,094,277 shares will be unissued. All fractional shares resulting from the reverse split will be rounded up to the next whole share. The number of authorized shares shall not change. The reverse split shall take effect (i) at 12:01 a.m. Eastern Standard Time on December 26, 1997: or (ii) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, which ever occurs later."

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware by obtaining the written consent of the holders of the majority of the stock of the Company entitled to vote at a meeting of stockholders pursuant to section 228 of the General Corporation Law of the State of Delaware.

             IN  WITNESS  WHEREOF,   we,  the  undersigned,  have  executed  and
subscribed this certificate this ___ day of December, 1997.


      /s/ James Cardinal                          /s/ Tamara Gear
          -------------------------                   --------------------------
          James Cardinal, Chief Executive Officer     Tamara Gear, Secretary